SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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EQ ADVISORS TRUST

(Name of Registrant as Specified in Its Charter)

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AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

INFORMATION STATEMENT DATED AUGUST 20, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about a new investment sub-adviser for the EQ/Quality Bond PLUS Portfolio (“Portfolio”), a series of EQ Advisors Trust (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104, by calling 1-877-222-2144 or by visiting the Trust’s website at www.axa-equitablefunds.com.

AXA Equitable Funds Management Group, LLC (“FMG LLC” or “Manager”) serves as the Investment Manager and Administrator of the Trust. AXA Distributors, LLC serves as the Distributor for the Trust’s shares and is located at 1290 Avenue of the Americas, New York, New York 10104. FMG LLC, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees (“Board”) to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between FMG LLC and the Advisers without obtaining shareholder approval, subject to certain conditions. Accordingly, FMG LLC is able, subject to the approval of the Board, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a June 5-6, 2013 regular meeting of the Board, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust, the Manager, the Advisers or the Distributor (“Independent Trustees”), unanimously approved the Manager’s proposal to appoint Pacific Investment Management Company LLC (“PIMCO” or “New Adviser”) as an additional Adviser to an allocated portion of the Portfolio. The Manager’s proposal was based on certain factors, including, but not limited to, the desire of FMG LLC to reduce Adviser concentration in the Portfolio’s Active Allocated Portion and to add a new adviser that would complement the investment strategies of the Portfolio’s other Adviser. FMG LLC is the Manager of the Portfolio and AllianceBernstein L.P. (“AllianceBernstein”) is the other Adviser to the Portfolio’s Active Allocated Portion and the Adviser to the Portfolio’s Index Allocated Portion.

Factors Considered by the Board

In approving the advisory agreement (“Agreement”) between FMG LLC and PIMCO, the Board considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the Portfolio and its shareholders. The Board noted that the New Adviser currently serves as an investment sub-adviser to EQ/PIMCO Ultra Short Bond Portfolio, EQ/Real Estate PLUS Portfolio, and EQ/PIMCO Global Real Return, which are other series of the Trust, as well as allocated portions of the Multimanager Core Bond Portfolio and the Multimanager Multi-Sector Bond Portfolio, both of which are series of AXA Premier VIP Trust for which FMG LLC also serves as Manager. The Board further considered factors it deemed relevant with respect to the Portfolio and the Agreement, including, as applicable: (1) the nature, quality and extent of the services to be provided by the New Adviser, including the New Adviser’s resources, and responsibilities under the Agreement; (2) comparative performance information; (3) the level of the proposed advisory fees; (4) economies of scale that may be realized by the Portfolio; and (5) the “fall out” benefits to be realized by the New Adviser and its affiliates (i.e., any direct or indirect benefits to be derived by the New Adviser and its affiliates from the relationship with the Portfolio) as well as relationships that may exist involving an Adviser and the Manager. In considering the Agreement, the Board did not identify any single factor or information as all-important or controlling and each Trustee may have attributed different weight to each factor.

The Board considered, among other things, information regarding the New Adviser’s investment process, the qualifications and background of the portfolio manager who would provide services to the portion of the Portfolio that would be advised by the New Adviser, and the New Adviser’s best execution trading policies. In addition, the Board considered that adding the New Adviser to the Portfolio would reduce Adviser concentration risk in the Portfolio’s Active Allocated Portion, improve the Portfolio’s investment risk characteristics and complement the investment strategies of the Portfolio’s other Adviser. The Board noted its familiarity with the New Adviser, and particularly FMG LLC’s familiarity with the strategy and investment team being added to the Portfolio. With respect to performance information, the Board evaluated the performance of PIMCO’s Allocated Portion of the Multimanager Core Bond Portfolio as compared to its benchmark. The Board also considered the level of the proposed advisory fees under the Agreement in light of the nature, quality and extent of the services to be provided by the New Adviser, including comparisons of the advisory fees to those of comparable accounts advised by the New Adviser. The Board noted that the advisory fees were negotiated at arm’s length between the Manager and the New Adviser and are paid by the Manager (not the Portfolio) and, thus, the management fee paid by the Portfolio would not change as a result of the approval of the Agreement. The Board did not consider the New Adviser’s costs and profitability to be material to its deliberations. The Board, did however, evaluate the impact on the Manager’s profitability of the appointment of the New Adviser, as well as ancillary benefits to be derived by the Manager, the New Adviser and their affiliates.

Based on these considerations and the information described below, the Board determined that the nature, quality and extent of the advisory services to be provided by the New Adviser and the performance of the New Adviser’s allocated portion of Multimanager Core Bond Portfolio supported a decision to approve the Agreement. The Board also determined that the New Adviser’s proposed fee rate is fair and reasonable and would not result in an excessive level of profits to the Manager and that there was a reasonable sharing of benefits from any economies of scale with the Portfolio in light of the existence of breakpoints with respect to the Manager’s and the New Adviser’s fee schedules for the Portfolio. In addition, the Board determined that any ancillary benefits which may accrue to the New Adviser are fair and reasonable. As a result, the Board, including the Independent Trustees, unanimously approved the Agreement. PIMCO became an Adviser to the Portfolio effective as of July 19, 2013.

Information Regarding the Investment Advisory Agreement

The terms of the Agreement between FMG LLC and PIMCO are substantially similar to those of the Agreements between FMG LLC and the other Advisers to the Portfolio, except as to the effective date and compensation. The Agreement will remain in effect for its initial two-year term and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The Agreement can be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days’ written notice to FMG LLC and the New Adviser, or by FMG LLC or the New Adviser on sixty days’ written notice to the Trust and the other party. The Agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act) or in the event that the Investment Management Agreement between FMG LLC and the Trust is terminated for any other reason. FMG LLC (and not the Portfolio) is responsible for the payment of the advisory fee to the New Adviser.

The Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by FMG LLC or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to the Portfolio, except that nothing in the Agreement limits the New Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser to FMG LLC or the Trust.

Information Regarding Pacific Investment Management Company L.L.C.

The following provides additional information about the New Adviser. Information is provided in Appendix A to this Information Statement with respect to advisory fees paid to the New Adviser by comparable funds subject to the 1940 Act that it advises.

PIMCO is a majority-owned subsidiary of Allianz Asset Management with a minority interest held by PIMCO Partners, LLC, a California limited liability company. Prior to December 31, 201, Allianz Asset Management was named Allianz Global Investors of America L.P. PIMCO Partners, LLC is owned by the current managing directors and executive management of PIMCO. Through various holding company structures Allianz Asset Management is majority owned by Allianz SE.

PIMCO has provided investment counseling since 1971 and has been the Adviser to the EQ/PIMCO Ultra Short bond Portfolio since March 30, 2007. As of December 31, 2012 PIMCO had approximately $2 trillion in assets under management.

Saumil H. Parikh is primarily responsible for the day-to-day management of a portion of the Active Allocated Portion of the Portfolio advised by the New Adviser. Mr. Parikh is a managing director in the Newport Beach office and generalist portfolio manager, focusing on asset allocation, multi-sector fixed income and absolute return portfolios. Mr. Parikh is also a member of the PIMCO Investment Committee and leads the firm’s cyclical economic forums. He previously served as a specialist portfolio manager on the short-term, mortgage and global portfolio management teams. Prior to joining PIMCO in 2000, Mr. Parikh was a financial economist and market strategist at UBS Warburg. He has 14 years of investment experience and holds undergraduate degrees in economics and biology from Grinnell College.

PIMCO’s office is located at 840 Newport Center drive, Newport Beach, California 92660. PIMCO is organized as a limited liability company in the State of Delaware. PIMCO’s principal executive officers and directors include the following:

Name	Title
Amey, Mike	Managing Director
Anderson, Joshua M.	Managing Director
Baker, Brian P.	Managing Director
Balls, Andrew Thomas	Managing Director
Benz II, William R.	Managing Director

Name	Title
Bhansali, Vineer	Managing Director
Bodereau, Philippe	Managing Director
Bosomworth, Andrew	Managing Director
Bridwell, Jennifer S	Managing Director
Callin, Sabrina C.	Managing Director
Cupps, Wendy W.	Managing Director
Dada, Suhail H.	Managing Director
Dawson, Craig A.	Managing Director
De Leon, William G.	Managing Director
Dialynas, Chris P.	Managing Director
Durham, Jennifer E.	Managing Director
El-Erian, Mohamed A.	Managing Director
Flattum, David C.	Managing Director
Gomez, Michael A.	Managing Director
Gross, William H.	Managing Director
Harris, Brent Richard	Managing Director
Hodge, Douglas M.	Managing Director
Holden, Brent L.	Managing Director
Ivascyn, Daniel J.	Managing Director
Jacobs IV, Lew W.	Managing Director
Kiesel, Mark R.	Managing Director
Lahr, Charles Matthew	Managing Director
Lown, David C.	Managing Director
Masanao, Tomoya	Managing Director
Mather, Scott A.	Managing Director
Mattu, Ravi	Managing Director
McDevitt, Joseph V.	Managing Director
Mead, Robert	Managing Director
Mewbourne, Curtis A.	Managing Director
Miller, John M.	Managing Director
Mogelof, Eric J.	Managing Director
Moore, James F.	Managing Director
Murata, Alfred T.	Managing Director
Ongaro, Douglas J.	Managing Director
Otterbein, Thomas J.	Managing Director
Pagani, Lorenzo P.	Managing Director
Parikh, Saumil H.	Managing Director
Ravano, Emanuele	Managing Director
Rodosky, Stephen A.	Managing Director

Name	Title
Schneider, Jerome M	Managing Director
Seidner, Marc Peter	Managing Director
Short, Jonathan D.	Managing Director
Stracke, Thibault C.	Managing Director
Strelow, Peter G	Managing Director
Sutherland, Eric Michael	Managing Director
Takano, Makoto	Managing Director
Thimons, Joshua Theodore	Managing Director
Vaden, Andrew Taylor	Managing Director
Wang, Qi	Managing Director
Wilson, Susan L.	Managing Director
Worah, Mihir P.	Managing Director
Young, Robert O.	Managing Director
Aakko, Markus	Executive Vice President
Aarts, Erik M.	Executive Vice President
Ananthanarayanan, Mangala V	Executive Vice President
Balcells, Francesc	Executive Vice President
Banet, Jeremie Benjamin	Executive Vice President
Beaumont, Stephen B.	Executive Vice President
Berndt, Andreas	Executive Vice President
Bishop, Gregory A.	Executive Vice President
Blau, Volker	Executive Vice President
Blute, Ryan Patrick	Executive Vice President
Bradshaw, Myles Emmerson Charles	Executive Vice President
Braun, David L.	Executive Vice President
Brittain, WH Bruce	Executive Vice President
Broadwater, Kevin M.	Executive Vice President
Burns, Michael A.	Executive Vice President
Cantrill, Elizabeth Davis	Executive Vice President
Cavalieri, John R.	Executive Vice President
Chen, Devin	Executive Vice President
Clarida, Richard H	Executive Vice President
Connor, Michael	Executive Vice President
Crescenzi, Anthony	Executive Vice President
Cudzil, Michael Anthony	Executive Vice President
Davis, Joshua M.	Executive Vice President
de Silva, Harin Ananda	Executive Vice President
Deane, Joseph Patrick	Executive Vice President
Devabhaktuni, Sai	Executive Vice President

Name	Title
Devir, John M	Executive Vice President
Devlin, Edward	Executive Vice President
Dhoraisingam, Anasuya	Executive Vice President
Downes, Melody Rollins	Executive Vice President
Feeny, Martin E.	Executive Vice President
Fisher III, David N.	Executive Vice President
Fisher, Marcellus M.	Executive Vice President
Fournier, Joseph A.	Executive Vice President
Frerer, Eric	Executive Vice President
Fuhrmann, Dorothee J.	Executive Vice President
Fulford III, Richard F.	Executive Vice President
Galloway, Lee James	Executive Vice President
Gandolfi, Alessandro	Executive Vice President
Garbuzov, Yuri P.	Executive Vice President
Giurlani, Gian Luca	Executive Vice President
Gordon, Maria V	Executive Vice President
Graham, Stuart Thomson	Executive Vice President
Greer, Robert J.	Executive Vice President
Griffiths, John Lawrence	Executive Vice President
Gross, Jared B.	Executive Vice President
Gudefin, Anne Elizabeth	Executive Vice President
Gupta, Sachin	Executive Vice President
Hall, Molly	Executive Vice President
Hardaway, John P.	Executive Vice President
Horne, Jonathan Lane	Executive Vice President
Hyman, Daniel Herbert	Executive Vice President
Ing, Terrence Liu	Executive Vice President
Jessop, Andrew Richard	Executive Vice President
Johnson, Geoffrey	Executive Vice President
Johnson, Nicholas J	Executive Vice President
Kakuchi, Tadashi	Executive Vice President
Kazziha, Soraya	Executive Vice President
Keck, Andreas	Executive Vice President
Kersman, Alec	Executive Vice President
King, Stephanie Lorraine	Executive Vice President
Kinkelaar, William Bradley	Executive Vice President
Kirkowski, John Jeffrey	Executive Vice President
Kocagil, Ahmet	Executive Vice President
Korinke, Kimberley Grace	Executive Vice President

Name	Title
Korinke, Ryan Patrick	Executive Vice President
Kraus, Kristofer R.	Executive Vice President
Lackey, Warren M.	Executive Vice President
LeBrun Jr., Richard R.	Executive Vice President
Lehavi, Yanay	Executive Vice President
Lopez, Rafael A.	Executive Vice President
Louanges, Matthieu	Executive Vice President
Luccioni, Laurent	Executive Vice President
MacLean, Elizabeth O	Executive Vice President
Martel, Rene	Executive Vice President
Matheos, Peter	Executive Vice President
Matsui, Akinori	Executive Vice President
Meggers, Julie Ann	Executive Vice President
Meyn, Cynthia Louise	Executive Vice President
Millimet, Scott A.	Executive Vice President
Mittal, Mohit	Executive Vice President
Morena, Robert	Executive Vice President
Mukherji, Raja	Executive Vice President
Murray, John William	Executive Vice President
Nabors, Robin C.	Executive Vice President
Naik, Vasanttilak	Executive Vice President
Nambimadom, Ramakrishnan S.	Executive Vice President
Narasimhan, Krishnamoorthy	Executive Vice President
Nest, Matthew J.	Executive Vice President
Neugebauer, Phillip J.	Executive Vice President
Nieves, Roger O.	Executive Vice President
Nugent, Giles Leicester	Executive Vice President
O’Connell, Gillian	Executive Vice President
Okun, Eric Alan	Executive Vice President
Ong, Arthur Y.D.	Executive Vice President
Page, Sebastien	Executive Vice President
Park, Jung	Executive Vice President
Philipp, Elizabeth M.	Executive Vice President
Pimentel, Rudolph	Executive Vice President
Plump, Steven Bryan	Executive Vice President
Porterfield, Mark J.	Executive Vice President
Posch, Brigitte	Executive Vice President
Pyne, Andrew Frederick	Executive Vice President
Rahman, Lupin	Executive Vice President

Name	Title
Rebonato, Riccardo	Executive Vice President
Reiner, Neal	Executive Vice President
Reisz, Paul W.	Executive Vice President
Remily, Cliff Joseph	Executive Vice President
Repoulis, Ioannis	Executive Vice President
Rice, Thomas Edmund	Executive Vice President
Risa, Stefano	Executive Vice President
Romano, Mark A.	Executive Vice President
Samaha, Michael	Executive Vice President
Sargent, Jeffrey M.	Executive Vice President
Schaus, Stacy Leigh	Executive Vice President
Schloegl, Lutz	Executive Vice President
Sharenow, Greg Elliot	Executive Vice President
Shaw, Matthew D.	Executive Vice President
Skobtsov, Ivan	Executive Vice President
Smith, Kenton Todd	Executive Vice President
Sosa, Ignacio Elpidio	Executive Vice President
Spajic, Luke Drago	Executive Vice President
Spalding, Scott M.	Executive Vice President
Stahl, Cathleen Meere	Executive Vice President
Stairs, Ben Holt	Executive Vice President
Staub, Christian Martin	Executive Vice President
Steele, Scott Patrick	Executive Vice President
Streiff, Thomas F.	Executive Vice President
Strickland, Jennifer	Executive Vice President
Sullivan, Theodore L	Executive Vice President
Takeuchi, Ichiro	Executive Vice President
Tarman, Daniel I	Executive Vice President
Thompson, Michael Frazier	Executive Vice President
Toloui, Ramin	Executive Vice President
Tournier, Eve Anne Celine	Executive Vice President
Trovato, Michael J.	Executive Vice President
Tuttle, Melissa	Executive Vice President
Tyson, Richard E.	Executive Vice President
Vallarta-Jordal, Maria-Theresa F.	Executive Vice President
van Akkeren, Marco	Executive Vice President
Viana, David	Executive Vice President
Whitten, Candice Stack	Executive Vice President
Winters, Kevin Michael	Executive Vice President

Name	Title
Witt, Frank	Executive Vice President
Xue, Qing	Executive Vice President
Yamamoto, Shinichi	Executive Vice President
Yu, Cheng-Yuan	Executive Vice President

The address of each of these individuals is 840 Newport Center Drive, Newport Beach, California 92660.

For its services to the Portfolio, PIMCO receives an advisory fee based on the aggregated net assets of an allocated portion of each of the Portfolio, the Multimanager Core Bond Portfolio and the Multimanager Multi-Sector Bond Portfolio for so long as PIMCO serves as an Adviser thereto (“PIMCO Portfolios”) at a rate of 0.25% of the PIMCO Portfolios’ average daily net assets. Once the aggregate assets advised by PIMCO equal or exceed $3 billion in aggregate, the fee rate will be 0.25% of the PIMCO Portfolios’ average daily net assets up to and including $1 billion; and 0.225% of the PIMCO Portfolios’ average daily net assets above $1 billion. The fees paid with respect to the PIMCO Portfolios are based only on the portion of the Portfolios’ average daily net assets advised by the Adviser.

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board, each Portfolio of the Trust may engage in brokerage transactions with brokers that are affiliates of the Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or Advisers. For the fiscal year ended December 31, 2012, the Portfolio did not pay brokerage commissions to brokerage affiliates of the Portfolio.

Control Persons and Principal Holders

AXA Equitable Life Insurance Company (“AXA Equitable”), the parent company of FMG LLC, may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of July 31, 2013. FMG LLC is organized as a Delaware limited liability company and is a wholly owned subsidiary of AXA Equitable. AXA Equitable is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each Portfolio. As of July 31, 2013, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Portfolio.

The following table sets forth information regarding the shareholders who owned beneficially or of record more than 5% of any class of shares of the Portfolio as of July 31, 2013:

Shareholder	Class	Number of Shares Owned	Percentage of Class
AXA Equitable Life Ins Co c/o Barbara Gerstel 525 Washington Blvd, 36th Floor Jersey City NJ 07310	Class IA	5,957,740.34	27.07%
Bayer Corporation c/o James K. Martin Capital Markets & Trust Investments 100 Bayer Road Pittsburgh PA 15205-9741	Class IA	1,142,283.28	5.19%

*	The address of the Portfolio is 1290 Avenue of the Americas, New York, New York 10104.

A copy of the Trust’s 2013 Semi-Annual Report is enclosed.

Appendix A

The charts below provide information regarding the advisory fees charged by the Adviser to comparable funds that it advises.

Name of Fund	Net Assets (as of June 30, 2013)		Advisory Fee Rate (% of net assets)[1]
Multimanager Core Bond Portfolio Multimanager Multi-Sector Bond Portfolio (collectively, (PIMCO Portfolios”)	$ $	800 million 200 million	First $1 billion – 0.25% of average daily net assets Over $1 billion – 0.225% of average daily net assets
PIMCO Total Return Fund		$167,421,067,719.25	0.25% contractual advisory fee
PVIT Total Return Portfolio		$473,038,323.72	0.25% contractual advisory fee

*	Fees paid by the Fund are as of the Fund’s fiscal year ended March 31, 2013.

[1]	If the aggregate net assets of the Portfolios, together with assets managed by New Adviser on behalf of FMG LLC or AXA Equitable are below $3 billion, the following fee schedule shall apply: 0.25% of aggregate net assets of the Portfolios.

A-1